Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Enbridge Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee

Equity	Common Shares	Rule 457(c) and Rule 457 (h)	10,000,000	$34.72	$347,200,000	0.0001102	$38,261.44

Total Offering Amounts					$347,200,000		$38,261.44

Total Fee Offsets

Net Fee Due					$347,200,000		$38,261.44

(1) This registration statement (this “Registration Statement”) registers an aggregate of 10,000,000 common shares, without par value (“Common Shares”), of Enbridge Inc., a Canadian corporation (the “Registrant”). This Registration Statement also includes pursuant to Rule 416(a) of the Securities Act of 1933, an indeterminate number of additional shares of the Registrant’s Common Shares, without par value, which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan by reason of any share dividend, share split, recapitalization or any other similar transaction or anti-dilution or other adjustment provision of any applicable plan with securities registered herewith which results in an increase in the number of outstanding Common Shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Enbridge Employee Services, Inc. Employees’ Savings Plan (the “Plan”). Pursuant to Rule 457(h)(3) no registration fee is required to be paid in respect of such plan interests. A Registration Statement on Form S-8 has been filed previously on August 14, 2019 (Registration No. 333-233274) covering 6,100,000 Common Shares that may be offered or sold under the Plan. A Registration Statement on Form S-8 has been filed previously on November 16, 2020 (Registration No. 333-250121) covering 10,000,000 Common Shares that may be offered or sold under the Plan.

(2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices per Common Share on the New York Stock Exchange on August 16, 2023.